Exhibit 99.1

HYATT CONFIGURES ORGANIZATION TO ACCELERATE GROWTH

Organizational Changes Will Maximize Core Business While Allowing For Faster Execution of Growth Strategy

CHICAGO (January 18, 2018) – Mark Hoplamazian, president and chief executive officer of Hyatt Hotels Corporation (NYSE: H), today announced that Hyatt will realign its corporate leadership team and operations to accelerate its differentiated strategy to care for the high-end traveler with distinctive experiences. The key changes, expected to be completed in the second quarter of 2018, include the formation of a new commercial services portfolio at the Executive Committee level that will combine guest and customer engagement functions under a new chief commercial officer position. Further, the company is also consolidating managed and franchised hotel operations and owner relations into one portfolio, reporting to Chuck Floyd, global president of operations. The legal and corporate services portfolio is also being realigned under new leadership.

“In order to achieve our growth potential and capitalize on opportunities that come from rapidly-emerging consumer, industry and competitive developments, we must be leaner and more agile,” said Hoplamazian. “This starts at the top with our leadership, and we are making changes to streamline the Executive Committee and to better enable us to maximize our core hotel business and continue our expansion into new lines of business.”

The organizational changes will allow Hyatt to better focus, prioritize and coordinate its activities driving guest and customer engagement. The chief commercial officer will oversee a portfolio that includes global sales functions, global marketing functions, the global contact centers, and information technology, and it will report directly to Hoplamazian. Hyatt expects to complete the selection process for the chief commercial officer in the second quarter.

As a part of the realignment, two executives have decided to transition out of Hyatt later this year as the organization evolves. Global Chief Marketing Officer Maryam Banikarim and Global Head of Capital Strategy, Franchising and Select Service Steve Haggerty will leave Hyatt in the coming months. Their positions will be eliminated upon their departures. Banikarim will continue to lead the marketing organization through the end of April, and Haggerty will remain at Hyatt as a special advisor to the CEO through July focused on executing important transactions, among other things.

“We deeply appreciate the outstanding contributions Maryam and Steve have made to Hyatt and their leadership through this important transition,” said Hoplamazian. “Maryam transformed the marketing function and leaves us with a legacy of expressing our purpose through our brand position as a company and throughout our communications. Steve has provided tremendous value to Hyatt for nearly 11 years. He led the way in some of the most important steps we’ve taken to build our brand portfolio.”

Hoplamazian also congratulated Margaret Egan on her promotion to General Counsel, reporting to him. “Margaret has been part of the Hyatt family for 14 years and has served as Interim General Counsel since last October. We’re grateful for her expertise and I look forward to her continued leadership,” he said.

“The changes we’re making will better position us to grow with focus to serve our high-end customers and guests in the places and with the experiences that matter most to them,” said Hoplamazian.

There are no other changes to the Executive Committee other than those noted above. The loyalty and new business platforms area led by Mark Vondrasek as well as the data, innovation and business transformation area led by Alex Zoghlin will remain in place, and both Vondrasek and Zoghlin will continue to report directly to Hoplamazian.

The term “Hyatt” is used in this release for convenience to refer to Hyatt Hotels Corporation and/or one or more of its affiliates.

About Hyatt Hotels Corporation

Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company with a portfolio of 13 premier brands. As of September 30, 2017, the Company’s portfolio included 739 properties in 57 countries. The Company’s purpose to care for people so they can be their best informs its business decisions and growth strategy and is intended to create value for shareholders, build relationships with guests and attract the best colleagues in the industry. The Company’s subsidiaries develop, own, operate, manage, franchise, license or provide services to hotels, resorts, branded residences and vacation ownership properties, including under the Park Hyatt®, Miraval®, Grand Hyatt®, Hyatt Regency®, Hyatt®, Andaz®, Hyatt Centric®, The Unbound Collection by Hyatt™, Hyatt Place®, Hyatt House®, Hyatt Ziva™, Hyatt Zilara™ and Hyatt Residence Club® brand names and have locations on six continents. For more information, please visit www.hyatt.com.

CONTACT:

Kathy Krenger

Hyatt

+1 312 780 5129

Kathy.Krenger@hyatt.com

FORWARD-LOOKING STATEMENTS

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause our actual results, performance or achievements to differ materially from current expectations include, among others, the rate and pace of economic recovery following economic downturns; levels of spending in business and leisure segments as well as consumer confidence; declines in occupancy and average daily rate; the financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners; the possible inability of third-party owners, franchisees or development partners to access the capital necessary to fund current operations or implement our plans for growth; risks associated with potential acquisitions and dispositions and the introduction of new brand concepts; changes in the competitive environment in our industry, including as a result of industry consolidation, and the markets where we operate; general volatility of the capital markets and our ability to access such markets; and other risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K, which filings are available from the U.S. Securities and Exchange Commission. These factors are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.